UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006 (March 21, 2006)

Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

11711 West 79th Street, Lenexa, KS	66214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2006, Mediware Information Systems, Inc. named John Damgaard, 36, Vice President and General Manager of its Blood Bank Division. Mr. Damgaard originally joined Mediware in March 2003 and has served as the Blood Bank Division’s Executive Vice President and Chief Operating Officer since 2005.

Under the terms of Mr. Damgaard’s new employment agreement, Mr. Damgaard will receive an annual base salary of $180,000 and a discretionary bonus of up to $90,000 per year. The term of Mr. Damgaard’s employment agreement will expire March 21, 2009, but will automatically renew for successive 1-year terms unless either Mediware or Mr. Damgaard gives timely notice of non-renewal. The agreement also provides for a 1 year non-compete covenant by Mr. Damgaard following the date of termination of Mr. Damgaard’s employment with Mediware, with certain exceptions, as well as other customary covenants concerning non-solicitation and non-disclosure of confidential information of Mediware.

Mr. Damgaard has been granted pursuant to the Employment Agreement 20,000 restricted shares of the Company’s Common Stock (the “Performance Shares”), under the Company’s 2003 Equity Incentive Plan. The Performance Shares vest only if the Company meets specified diluted earnings per share targets in the Company’s 2007, 2008 or 2009 fiscal years. All unvested Performance Shares will be forfeited upon the termination of Mr. Damgaard’s employment or if the Performance Shares have not vested after the 2009 fiscal year. Any unvested, but not forfeited, Performance Shares immediately vest upon an acquisition of the Company.

In addition to termination for disability, death or cause, the Employment Agreement may be terminated by the Company without cause at any time and by Mr. Damgaard without cause upon prior written notice. If the Company terminates Mr. Damgaard’s employment without cause, it must pay an amount equal to three months’ salary, and will continue to provide Mr. Damgaard with health insurance coverage. If a third party terminates Mr. Damgaard due to an acquisition, the Company will pay Mr. Damgaard an amount equal to three months of his annual salary at the rate in effect at the date of termination. Until the earlier of the end of the three month period immediately following the termination of employment, or the commencement of the provision of health benefits by a successor employer, the Company will also pay for Mr. Damgaard’s full COBRA premiums, if he so elects COBRA.

Mr. Damgaard joined Mediware in 2003 as chief operating officer of the company’s blood bank division. Prior to joining Mediware from 1997 to 2003, Mr. Damgaard served as Vice President of Operations and Principal with CGN and Associates, Inc., a professional services firm providing business performance improvement services to large healthcare, financial services, and manufacturing clients.  Prior to CGN, Mr. Damgaard held various management and technical positions within Maytag Corporation and IBM. Mr. Damgaard earned an MBA with distinction from Bradley University as well as a Bachelor of Arts in Mathematics and Computer Science from the University of Northern Iowa, as a Presidential Scholar.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release of Mediware Information Systems, Inc., dated March 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: March 24, 2006	By:	/s/ James F. Burgess
James F. Burgess
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Mediware Information Systems, Inc., dated March 24, 2006.